Exhibit 99.1

The Wendy’s Company Reports Audited Fourth-Quarter and Full-Year Results for 2011

Full-Year North America Company-Operated Same-Store Sales Increased 2.0% in 2011

Company’s U.S. Average Unit Volume for 2011 Reaches All-Time High of $1.46 Million

DUBLIN, Ohio (March 1, 2012) – The Wendy’s Company (NASDAQ: WEN) today reported its audited results for the fourth quarter and full year ended Jan. 1, 2012 in its Form 10-K filing with the Securities and Exchange Commission. The Company had previously issued preliminary results for the 2011 fourth quarter and full year in conjunction with its Investor Day on Jan. 30, 2012. The audited results are the same as the preliminary results.

The Company’s comparative Consolidated Statements of Operations for the fourth quarter and full year and the Company’s comparative balance sheet data appear at the end of this news release. See “Disclosure Regarding Non-GAAP Financial Measures” below for a reconciliation of the non-GAAP measures (i.e., Adjusted EBITDA and Adjusted Earnings Per Share) that appear in this release. References in this release to earnings per share and Adjusted Earnings Per Share reflect earnings per share from continuing operations and Adjusted Earnings Per Share from continuing operations, respectively.

Highlights from 2011 disclosed in the Form 10-K filing include the following:

•	Wendy’s® North America Company-operated restaurants generated a full-year same-store sales increase of 2.0 percent.

•	The Company’s U.S. Average Unit Volume (AUV) grew to an all-time high of $1.46 million.

•	The Wendy’s system opened 89 new restaurants and closed 71 restaurants, for a net increase of 18 new restaurants, bringing the total number of worldwide restaurants to 6,594.

Fourth-Quarter 2011 Summary

•	Consolidated revenues were $615.0 million in the fourth quarter of 2011, a 5.6 percent increase compared to $582.6 million in the fourth quarter of 2010.

•	Adjusted EBITDA was $80.9 million in the fourth quarter of 2011. This compares to fourth-quarter 2010 Adjusted EBITDA of $73.2 million.

•	Fourth-quarter 2011 income from continuing operations was $4.3 million. This compares to fourth-quarter 2010 income from continuing operations of $6.1 million.

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Adjusted Earnings Per Share were $0.04 in the fourth quarter of 2011 compared to fourth quarter 2010 Adjusted Earnings Per Share of $0.03. Earnings per share were $0.01 in both the fourth quarter of 2011 and the fourth quarter of 2010.

Full-Year 2011 Summary

•	Consolidated revenues were $2.431 billion in 2011, a 2.4 percent increase compared to $2.375 billion in 2010.

•	Adjusted EBITDA was $331.1 million in 2011. This compares to Adjusted EBITDA of $341.9 million in 2010.

•	Income from continuing operations was $17.9 million in 2011. This compares to 2010 income from continuing operations of $18.1 million.

•	Adjusted Earnings Per Share were $0.15 in 2011 compared to 2010 Adjusted Earnings Per Share of $0.17. Earnings per share were $0.04 in 2011 and 2010.

Company Moving Forward with “Image Activation” to Contemporize Brand, Reinforce “A Cut Above” Positioning

As highlighted at Wendy’s Jan. 30 Investor Day, the Company is excited about the potential of its new “Image Activation” restaurant remodeling program. The Company reimaged 10 restaurants in 2011 with new exterior and interior building designs, and a comprehensive makeover of the entire customer experience. The Company plans to remodel an additional 50 restaurants and build 20 new units in 2012.

“Customer feedback on the 10 Image Activation restaurants we remodeled during 2011 has been very positive, and sales growth has exceeded our expectations,” said President and Chief Executive Officer Emil Brolick. “Based on these results, we are targeting a return on this remodeling investment of approximately 15 percent and intend to use our balance sheet and cash flow to fund the program. As we validate these returns, we will also begin to work with our franchisees to develop financing sources for this reimaging program.”

Wendy’s plans to invest between $750,000 and $850,000 in a typical Image Activation remodeled restaurant during 2012. The Company is value engineering the current prototype and expects to generate economies of scale to produce a lower per-unit investment level for 2013 and beyond.

Company Pursuing Growth in North America and International Markets

In 2012, Wendy’s plans to open 20 company-operated restaurants and expects franchisees to open 40 restaurants in North America.

In addition, the Company expects to open 55 new franchise or joint venture restaurants in International markets, bringing the Company’s restaurant count outside of North America to more than 400 by the end of 2012. In 2011, Wendy’s re-entered two major international markets – Japan and Argentina – and expects to enter additional new markets in 2012.

In 2011, Wendy’s offered its new breakfast menu in multiple markets across the United States. Wendy’s plans to expand breakfast to a new market in the Northeast and selected company remodels and new builds planned for 2012. The Company also plans to expand its late-night hours in the current year.

Capital Expenditures

As a result of its growth initiatives, the Company is increasing its total capital spending plans for 2012 to $225 million, a $78 million increase over last year. The 2012 estimate includes $80 million for new restaurants and remodels, $65 million for restaurant maintenance and equipment, which includes completing the installation of new point-of-sale hardware in all Company restaurants, and $20 million for product development.

Company Reaffirms 2012 and Longer-Term Outlook

The Company reaffirmed its outlook for 2012, including Adjusted EBITDA of $335 million to $345 million, which it originally issued at its Jan. 30 Investor Day. The outlook reflects continuing operations and excludes items such as relocation costs and other expenses related to the consolidation of the Atlanta restaurant support center with the Dublin, Ohio restaurant support center, which the Company estimates to be approximately $23 million.

In 2013 and beyond, the Company is targeting an average annual Adjusted EBITDA growth rate in the high-single-digit to low-double-digit range.

Conference Call and Webcast Scheduled for 10 a.m. Today, March 1

The Company will host a conference call today at 10 a.m. ET, with a simultaneous webcast from the investor relations section of the Company’s website at www.aboutwendys.com. Hosting the call will be President and Chief Executive Officer Emil Brolick, Chief Financial Officer Steve Hare and Chief Communications Officer John Barker.

The live conference call will be available at (877) 572-6014 or, for international callers, at (281) 913-8524. A replay will be available two hours after the call at (855) 859-2056 or, for international callers, at (404) 537-3606. The conference ID for the replay is 52501716. The replay will be available until midnight ET on Thursday, March 15, 2012. The archived webcast and accompanying slides will also be available on the Company’s website at www.aboutwendys.com.

Arby’s Sale and Transition Services Agreement

On July 4, 2011, the Company completed the sale of Arby’s Restaurant Group, Inc., on the terms previously announced to a buyer formed by Roark Capital Group. All transition services were complete by the end of 2011. Due to the sale, the Company has presented Arby’s results as discontinued operations in its Consolidated Statements of Operations for all periods presented; however, the balance sheet data as of Jan. 2, 2011 includes Arby’s.

The Company incurred costs related to the sale of Arby’s in 2011, including changes in certain executive positions, severance costs for other employees, implementation of an employee retention program, the move of its headquarters and bonus costs. In addition, the Company announced plans to close its Atlanta restaurant support center in late 2012 and consolidate it with its Dublin, Ohio restaurant support center. The total transaction-related and other costs of these actions totaled $45.7 million in 2011.

The benefits from the Arby’s sale and consolidation of restaurant support centers include a reduction in debt and related capital spending requirements, cash tax savings and the elimination of Arby’s operating losses (which include general and administrative costs).

Forward-Looking Statements

This news release contains certain statements that are not historical facts, including, importantly, information concerning possible or assumed future results of operations of The Wendy’s Company and its subsidiaries (collectively, the “Company”). Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements that address future operating, financial or business performance; strategies or expectations; future synergies, efficiencies or overhead savings; anticipated costs or charges; future capitalization; and anticipated financial impacts of recent or pending transactions are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on our expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed in or implied by our forward-looking statements. For all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in or implied by our forward-looking statements. Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond our control, include, but are not limited to: (1) changes in the quick-service restaurant industry, such as consumer trends toward value-oriented products and promotions or toward consuming fewer meals away from home; (2) prevailing economic, market and business conditions affecting the Company, including competition from other food service providers, high unemployment and decreased consumer spending levels; (3) the ability to effectively manage the acquisition and disposition of restaurants; (4) cost and availability of capital; (5) cost fluctuations associated with food, supplies, energy, fuel, distribution or labor; (6) the financial condition of our franchisees; (7) food safety events, including instances of food-borne illness involving the Company or its supply chain; (8) conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, or acts of war or terrorism; (9) the availability of suitable locations and terms for the development of new restaurants; (10) adoption of new, or changes in, laws, regulations or accounting policies and practices; (11) changes in debt, equity and securities markets; (12) goodwill and long-lived asset impairments; (13) changes in the interest rate environment; (14) expenses and liabilities for taxes related to periods up to the date of sale of Arby’s as a result of the indemnification provisions of the Arby’s Purchase and Sale Agreement; and (15) other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q.

The Company’s franchisees are independent third parties that the Company does not control. Numerous factors beyond the control of the Company and its franchisees may affect new restaurant openings. Accordingly, there can be no assurance that commitments under development agreements with franchisees will result in new restaurant openings.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws. In addition, we do not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) and Adjusted Earnings Per Share, which exclude certain expenses, net of certain benefits, detailed in the reconciliation tables that accompany this release, are used by the Company as a performance measure for benchmarking against the Company’s peers and competitors, and as internal measures of business operating performance. The Company believes Adjusted EBITDA and Adjusted Earnings Per Share provide a meaningful perspective of the underlying operating performance of the Company’s current business. Adjusted EBITDA and Adjusted Earnings Per Share are not recognized terms under U.S. Generally Accepted Accounting Principles (“GAAP”). Because all companies do not calculate Adjusted EBITDA, Adjusted Earnings Per Share and similarly titled financial measures in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures and should not be considered as alternative measures of income from continuing operations or earnings per share.

Because certain income statement items needed to calculate income from continuing operations vary from quarter to quarter, the Company is unable to provide projections of income from continuing operations or earnings per share, or a reconciliation of projected Company Adjusted EBITDA to projected income from continuing operations or projected Adjusted Earnings Per Share to projected earnings per share.

The Company’s presentation of Adjusted EBITDA and Adjusted Earnings Per Share is not intended to replace the presentation of the Company’s financial results in accordance with GAAP.

About The Wendy’s Company

The Wendy’s Company is the world’s third largest quick-service hamburger company. The Wendy’s system includes more than 6,500 franchise and Company restaurants in the United States and 27 countries and U.S. territories worldwide. For more information, visit aboutwendys.com or wendys.com.

Media and Investor Contacts:

John Barker: (614) 764-3044 or john.barker@wendys.com

Dave Poplar: (614) 764-3311 or david.poplar@wendys.com

The Wendy’s Company and Subsidiaries

Consolidated Statements of Operations

Fourth Quarter and Twelve Month Periods Ended January 1, 2012 and January 2, 2011

	Fourth Quarter		Twelve Months
	2011	2010	2011	2010
	(In Thousands Except Per Share Amounts)		(In Thousands Except Per Share Amounts)

Revenues:
Sales	$538,496	$508,841	$2,126,544	$2,079,081
Franchise revenues	76,522	73,742	304,814	296,358

	615,018	582,583	2,431,358	2,375,439

Costs and expenses:
Cost of sales	454,440	431,984	1,816,109	1,756,954
General and administrative	77,243	81,106	292,390	311,511
Depreciation and amortization	32,020	30,394	122,992	126,846
Impairment of long-lived assets	4,621	4,923	12,883	26,326
Transaction related and other costs	14,949	—	45,711	—
Other operating expense, net	2,465	629	4,152	3,357

	585,738	549,036	2,294,237	2,224,994

Operating profit	29,280	33,547	137,121	150,445

Interest expense	(28,195)	(28,645)	(114,110)	(118,385)
Loss on early extinguishment of debt	—	—	—	(26,197)
Investment income, net	296	5	484	5,259
Other income, net	239	318	945	2,434

Income from continuing operations before income taxes	1,620	5,225	24,440	13,556
Benefit from (provision for) income taxes	2,670	890	(6,528)	4,555

Income from continuing operations	4,290	6,115	17,912	18,111

Discontinued operations:
(Loss) income from discontinued operations, net of income taxes	(356)	(16,873)	762	(22,436)
Income (loss) on disposal of discontinued operations, net of income taxes	50	—	(8,799)	—

Net loss from discontinued operations	(306)	(16,873)	(8,037)	(22,436)

Net income (loss)	$3,984	$(10,758)	$9,875	$(4,325)

Basic and diluted income (loss) per share:
Continuing operations	$0.01	$0.01	$0.04	$0.04
Discontinued operations	(0.00)	(0.04)	(0.02)	(0.05)

Net income (loss)	$0.01	$(0.03)	$0.02	$(0.01)

Number of shares used to calculate basic income (loss) per share	389,022	418,084	405,224	426,247

Number of shares used to calculate diluted income (loss) per share	391,992	418,858	407,180	427,195

			January 1, 2012	January 2, 2011*
Balance Sheet Data:
Cash and cash equivalents			$475,231	$512,508
Total assets			4,300,668	4,732,654
Long-term debt, including current portion			1,356,999	1,572,402
Total stockholders’ equity			1,996,069	2,163,174

*	Includes Arby’s

Reconciliation of Adjusted EBITDA to Income from Continuing Operations

(Unaudited)	Fourth Quarter		Twelve Months
	2011	2010	2011	2010
	(In Thousands)		(In Thousands)

Adjusted EBITDA	$80,870	$73,217	$331,055	$341,870

(Less) plus:
Transaction related and other costs	(14,949)	—	(45,711)	—
Arby’s indirect corporate overhead in general and administrative (G&A)	—	(7,898)	(14,623)	(32,569)
SSG purchasing cooperative expenses in G&A	—	(245)	2,275	(5,145)
Integration costs in G&A	—	(1,185)	—	(5,514)
Reversal of pension withdrawal expense in cost of sales	—	4,975	—	4,975
Depreciation and amortization	(32,020)	(30,394)	(122,992)	(126,846)
Impairment of long-lived assets	(4,621)	(4,923)	(12,883)	(26,326)

Operating profit	29,280	33,547	137,121	150,445

Interest expense	(28,195)	(28,645)	(114,110)	(118,385)
Loss on early extinguishment of debt	—	—	—	(26,197)
Investment income, net	296	5	484	5,259
Other income, net	239	318	945	2,434

Income from continuing operations before income taxes	1,620	5,225	24,440	13,556
Benefit from (provision for) income taxes	2,670	890	(6,528)	4,555

Income from continuing operations	$4,290	$6,115	$17,912	$18,111

Reconciliation of Adjusted Income from Continuing Operations and Adjusted Earnings per Share to Income from Continuing Operations and Earnings per Share

	Fourth Quarter				Twelve Months
(Unaudited)	2011		2010		2011		2010
(In thousands, except per share amounts)		per share		per share		per share		per share

Adjusted income from continuing operations and adjusted earnings per share	$16,425	$0.04	$11,960	$0.03	$62,080	$0.15	$71,664	$0.17

(Less) plus:
Arby’s transaction related and other costs	(9,288)	(0.02)	—	—	(28,514)	(0.07)	—	—
Impairment of long-lived assets	(2,847)	(0.01)	(3,038)	(0.01)	(7,936)	(0.02)	(16,243)	(0.04)
Arby’s indirect corporate overhead in G&A	—	—	(4,976)	(0.02)	(9,140)	(0.02)	(20,519)	(0.05)
SSG purchasing cooperative expenses in G&A	—	—	(154)	—	1,422	—	(3,242)	(0.01)
Integration costs in G&A	—	—	(747)	—	—	—	(3,468)	(0.01)
Reversal of pension withdrawal expense in cost of sales	—	—	3,070	0.01	—	—	3,070	0.01
Loss on early extinguishment of debt	—	—	—	—	—	—	(16,244)	(0.04)
Gain on collection of Deerfield Capital Corp. note receivable	—	—	—	—	—	—	3,093	0.01

	(12,135)	(0.03)	(5,845)	(0.02)	(44,168)	(0.11)	(53,553)	(0.13)

Income from continuing operations and earnings per share	$4,290	$0.01	$6,115	$0.01	$17,912	$0.04	$18,111	$0.04